                                                                      Exhibit 16

  April 21, 2006

  Securities and Exchange Commission
  100 F Street, N.E.
  Washington, DC 20549

  Commissioners:

  We have read the statements made by Alamosa (Delaware), Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Alamosa
  (Delaware), Inc. dated April 17, 2006. We agree with the statements concerning our Firm in such Form 8-K.

  Very truly yours,

  /s/ PricewaterhouseCoopers LLP
  PricewaterhouseCoopers LLP